WEBTOON Entertainment Inc. Reports Third Quarter 2026 Financial Results
Delivered Reported Revenue and Adjusted EBITDA Within Guidance Ranges
Third Quarter Revenue Decline of 4.0%; Revenue Growth on a Constant Currency Basis of 0.2%
Net Loss of $7.5 million; Adjusted EBITDA of $2.2 million
Strong Balance Sheet With Cash and Cash Equivalents of Approximately $548.4 million and No Debt
LOS ANGELES, November 9, 2026 (GLOBE NEWSWIRE) -- WEBTOON Entertainment Inc. (Nasdaq: WBTN) (“WEBTOON Entertainment” or “the Company”), a leading global entertainment company and home to some of the world’s largest storytelling platforms, today announced results for its third quarter ended September 30, 2026.
Third Quarter 2026 Highlights (vs. Third Quarter 2025)
•Total revenue of $362.8 million decreased 4.0%, driven by declines in Paid Content and IP Adaptations, partially offset by growth in Advertising.
•Revenue on a constant currency basis was $378.6 million, increasing 0.2%, driven by growth in Paid Content and Advertising, partially offset by a decline in IP Adaptations.
•Net Loss was $7.5 million, compared to $11.1 million in the prior year. The improvement was driven primarily by higher gross profit and an income tax benefit, partially offset by increased marketing investment and higher foreign currency losses.
•Adjusted EBITDA was $2.2 million, compared to $5.1 million in the prior year, primarily due to higher foreign currency losses. Adjusted EBITDA Margin was 0.6%, compared to 1.4% in the prior year.
•Diluted loss per share was $0.06, compared to diluted loss per share of $0.09 in the prior year.
•Adjusted Earnings Per Share was $0.02, compared to $0.04 in the prior year.
•Cash and cash equivalents of approximately $548.4 million plus another $13.3 million of short-term deposits included in prepaid expenses and other current assets, net.
•Net cash provided by operating activities was $6.2 million for the quarter, compared to $16.5 million in the prior year quarter.
Junkoo Kim, Founder and CEO, said, “We delivered third quarter reported revenue and Adjusted EBITDA within our guidance ranges while continuing to invest with discipline in our next phase of growth, and we are confident in our return to double-digit revenue growth in the fourth quarter.”
Kim continued, “Our strategy is working across the business. On-platform, we are strengthening how readers discover and engage with stories; Off-platform, we are turning our IP into global franchises across diverse formats; and through collaborations, we are extending our reach to new audiences. Each reinforces the other, and together they position us for durable, long-term growth. This is the future of storytelling, and WEBTOON is building it.”
Fourth Quarter 2026 Outlook
For the fourth quarter 2026, the Company expects:
•Revenue growth on a constant currency basis in the range of 9.0%-12.0%. This represents revenue in the range of $371-$381 million, based on current FX rates.
•Adjusted EBITDA in the range of $0.0-$5.0 million, representing an Adjusted EBITDA Margin in the range of 0.0%-1.3%.
Our fourth quarter 2026 outlook includes expected revenue and contributions from RI Games Holdings Inc. following the anticipated second closing of the transaction.

Conference Call & Webcast Details
As previously disclosed, the Company will host a webcast and conference call on November 9, 2026, at 4:30 p.m. Eastern Time, to discuss the Company’s financial results for its third quarter ended September 30, 2026.
A live webcast of the conference call will be available online at https://ir.webtoon.com/.
For those unable to listen to the live webcast, an archived version will be available at the same location for up to one year.
About WEBTOON Entertainment Inc.
WEBTOON Entertainment is a leading global entertainment company and home to some of the world's largest storytelling platforms. As the global leader and pioneer of the mobile webcomic format, WEBTOON Entertainment has transformed comics and visual storytelling for fans and creators.
With its CANVAS UGC platform empowering anyone to become a creator, and a growing roster of superstar WEBTOON Originals creators and series, WEBTOON Entertainment’s passionate fandoms are the new face of pop culture. WEBTOON Entertainment adaptations are available on Netflix, Prime Video, Crunchyroll, and other screens around the world, and the company’s content partners have included Warner Bros. Animation, Discord, HYBE, and Duolingo, among many others.
With approximately 159 million monthly active users, WEBTOON Entertainment’s IP & Creator Ecosystem of aligned brands and platforms include WEBTOON, Wattpad--the world’s leading webnovel platform--WEBTOON Productions, Studio N, Studio LICO, WEBTOON Unscrolled, LINE MANGA, and eBookJapan, among others.
Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and involves risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements. Forward-looking statements cover all matters which are not historical facts and include, without limitation, statements or guidance regarding or relating to our future financial position, results of operations and growth, plans and objectives for future capabilities, ability to attract users in both our core and underpenetrated geographies, ability to grow Paid Content, Advertising and IP Adaptations businesses, the impact of our product development initiatives, including our use of AI, our financial condition and liquidity, and other statements concerning the success of our business and strategies. Forward-looking statements may be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements speak only as of the date on which they are made. They are not assurances of future performance and are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Therefore, you should not place undue reliance on any of these forward-looking statements. Although we believe that the forward-looking statements contained in this release are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other geopolitical or macroeconomic factors beyond our control; inability to attract, empower, properly support or incentivize our creators; inability to retain, attract and engage with our users; inability to anticipate, understand and appropriately respond to market trends and changing user preferences; failure to retain or increase our paying users; failure to effectively operate in highly competitive markets; inability to innovate and expand our Advertising business; inability to continue to diversify our monetization strategy or to increase revenues from IP Adaptations; failure to realize returns on investments made toward entering new markets and lines of business; failure to complete the proposed acquisition of RI Games Holdings Inc. on the expected timeline, or at all, and successfully integrate following the closing; failure to fully realize anticipated cost savings and other anticipated benefits of the proposed acquisition of RI Games Holdings Inc. when expected, or at all; failure to control our content-related costs; exposure to significant legal proceedings and regulatory investigations which may result in significant expenses, fines and reputational damage; failure to provide a safe online environment for children; exposure to claims that we violated third parties’ intellectual property rights; failure to obtain, maintain, protect or enforce our proprietary and intellectual property rights; exposure to liability and adverse effects from the use of AI; rise of conflicts of interests with NAVER Corporation, our majority stockholder; and other risks and uncertainties set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in other filings we make with the SEC in the future.
Additionally, forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations, we undertake no obligations to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures & Definitions
This release contains certain financial information that is not presented in conformity with U.S. GAAP. These non-GAAP measures include Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Earnings Per Share (Adjusted EPS), revenue on a constant currency basis and revenue growth on a constant currency basis.
We believe that these non-GAAP measures provide users of the Company’s financial information with additional meaningful information to assist in understanding financial results and assessing the Company’s performance from period to period. Management believes these measures are important indicators of operations because they exclude items that may not be indicative of our core operating results and provide a better baseline for analyzing trends in our underlying businesses, and they are consistent with how business performance is planned, reported and assessed internally by management and the board of directors of the Company. Our non-GAAP financial measures should not be considered in isolation, or as substitutes for, financial information prepared in accordance with GAAP. Non-GAAP measures have limitations as they do not reflect all the amounts associated with our results of operations as determined in accordance with GAAP, and should only be used to evaluate our results of operations in conjunction with the corresponding or the most directly comparable GAAP measures. We strongly encourage investors and shareholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
A reconciliation is provided at the end of this release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors and shareholders to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty or without unreasonable effort non-recurring items that may arise in the future.
Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), adjusted to remove the impact of interest income, interest expense, income tax expense (benefit) and depreciation and amortization, with further adjustments to eliminate the effects of (gain) loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation expense and certain other non-recurring costs.
Adjusted EBITDA Margin: We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
Adjusted Earnings Per Share (Adjusted EPS): We define Adjusted Earnings Per Share as Earnings Per Share before interest expense, interest income, income tax expense (benefit) and depreciation and amortization with further adjustments to eliminate the effects of (gain) loss on equity method investments, effect of applying the valuation method of fair value through profit or loss, impairment of goodwill, non-cash stock-based compensation and certain other non-recurring costs. We calculate Adjusted Earnings Per Share by making the adjustments described herein from Net Income (Loss) and dividing by basic and diluted weighted average shares of common stock outstanding, respectively, for the applicable period.
Revenue on a Constant Currency Basis: We define revenue on a constant currency basis as revenue adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue on a constant currency basis in a given period by applying the average currency exchange rates in the comparable period of the prior year to the local currency revenue in the current period. We calculate revenue on a constant currency basis in each of our revenue streams – Paid Content, Advertising and IP Adaptations – and each region – Korea, Japan and Rest of World – using the same method as laid out herein.
Revenue Growth on a Constant Currency Basis: We define revenue growth on a constant currency basis as period-over-period growth rates of revenue, adjusted to remove the impact of foreign currency rate fluctuations and the impact of deconsolidated and transferred operations. We calculate revenue growth (as a percentage) on a constant currency basis by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period average currency exchange rates.

Financial Statements
WEBTOON Entertainment Inc.
Consolidated Balance Sheets
(unaudited)
(in thousands of USD, except share and per share data)

	As of
	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$548,438	$581,806
Receivables[1], net of allowance for credit losses of $2,654 and $3,378 at September 30, 2026, and December 31, 2025, respectively	212,613	176,779
Prepaid expenses and other current assets, net[2]	94,053	72,647
Total current assets	855,104	831,232
Property and equipment, net	17,351	8,339
Operating lease right-of-use assets	21,633	23,705
Debt and equity securities	73,899	69,669
Intangible assets, net	146,186	157,804
Goodwill, net	341,188	336,825
Equity method investments	128,749	80,440
Deferred tax assets	25,737	22,302
Other non-current assets, net[3]	59,518	65,194
Total assets	$1,669,365	$1,595,510
Liabilities and equity
Current liabilities:
Accounts payable[4]	$141,516	$136,962
Accrued expenses[5]	63,198	66,690
Current portion of operating lease liabilities[6]	9,459	9,617
Contract liabilities	101,445	89,994
Taxes payable	3,457	4,136
Provisions and defined pension benefits	16,740	8,766
Other current liabilities	3,111	2,457
Total current liabilities	338,926	318,622
Non-current liabilities:
Long-term portion of operating lease liabilities[7]	15,739	14,055
Defined severance benefits	24,605	25,069
Deferred tax liabilities	10,153	5,755
Other non-current liabilities	3,779	3,737
Total liabilities	393,202	367,238
Commitments and Contingencies
Redeemable non-controlling interest in subsidiary	$26,135	$24,540
Stockholders' equity:
Common stock, $0.0001 par value (2,000,000,000 authorized, 135,730,939 shares and 130,776,161 shares issued and outstanding as of September 30, 2026, and December 31, 2025, respectively)	14	13
Additional paid-in capital	2,194,647	2,137,926
Accumulated other comprehensive loss	(93,701)	(114,363)
Accumulated deficit	(886,197)	(853,124)
Total stockholders' equity attributable to WEBTOON Entertainment Inc.	1,214,763	1,170,452
Non-controlling interests in consolidated subsidiaries	35,265	33,280

Total equity	$1,250,028	$1,203,732
Total liabilities, redeemable non-controlling interest, and equity	$1,669,365	$1,595,510
1.Includes amounts due from related parties of $66,775 and $55,156 as of September 30, 2026, and December 31, 2025, respectively.
2.Includes amounts due from related parties of $9,626 and $4,730 as of September 30, 2026, and December 31, 2025, respectively.
3.Includes amounts due from related parties of $32,295 and $33,913 as of September 30, 2026, and December 31, 2025, respectively.
4.Includes amounts due to related parties of $21,224 and $18,765 as of September 30, 2026, and December 31, 2025, respectively.
5.Includes amounts due to related parties of $6,699 and $6,849 as of September 30, 2026, and December 31, 2025, respectively.
6.Includes amounts due to related parties of $5,223 and $5,221 as of September 30, 2026, and December 31, 2025, respectively.
7.Includes amounts due to related parties of $2,057 and $5,371 as of September 30, 2026, and December 31, 2025, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands of USD, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue[1]	$362,775	$378,041	$1,022,112	$1,052,019
Cost of revenue[2]	(270,206)	(295,267)	(758,359)	(810,355)
Marketing[3]	(39,111)	(35,166)	(107,967)	(97,779)
General and administrative expenses[4]	(62,685)	(62,486)	(188,612)	(194,160)
Operating income (loss)	(9,227)	(14,878)	(32,826)	(50,275)
Interest income	4,170	4,638	13,029	14,661
Interest expense	(19)	(2)	(53)	(6)
Gain (loss) on equity method investments, net	59	1,709	601	1,647
Other income (loss), net[5]	(2,983)	(1,891)	(2,516)	(588)
Income (loss) before income tax	(8,000)	(10,424)	(21,765)	(34,561)
Income tax benefit (expense)	529	(626)	(9,080)	(2,341)
Net income (loss)	$(7,471)	$(11,050)	$(30,845)	$(36,902)
Net income (loss) attributable to WEBTOON Entertainment Inc.	(8,370)	(11,647)	(33,073)	(38,362)
Net income (loss) attributable to non-controlling interests and redeemable non-controlling interests	899	597	2,228	1,460
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax	55,037	(21,116)	22,119	26,576
Share of other comprehensive income (loss) of equity method investments, net of tax	$(41)	$274	$(104)	$699
Total other comprehensive income (loss), net of tax	54,996	(20,842)	22,015	27,275
Total comprehensive income (loss)	$47,525	$(31,892)	$(8,830)	$(9,627)
Total comprehensive income (loss) attributable to WEBTOON Entertainment Inc.	$43,760	$(31,792)	$(12,411)	$(11,989)
Total comprehensive income (loss) attributable to non-controlling interests and redeemable non-controlling interests	$3,765	$(100)	3,581	2,362

Weighted average shares outstanding
Basic	135,714,833	130,644,101	134,869,055	130,204,411
Diluted	135,714,833	130,644,101	134,869,055	130,204,411

Income (loss) per share attributable to WEBTOON Entertainment Inc.
Basic	$(0.06)	$(0.09)	$(0.25)	$(0.30)
Diluted	$(0.06)	$(0.09)	$(0.25)	$(0.30)
1.Includes amounts earned from related parties of $25,809 and $17,029 for the three months ended September 30, 2026, and September 30, 2025, respectively, and $68,603 and $53,020 for the nine months ended September 30, 2026, and September 30, 2025, respectively.

2.Includes amounts incurred from related parties of $29,306 and $28,207 for the three months ended September 30, 2026, and September 30, 2025, respectively, and $84,636 and $84,737 for the nine months ended September 30, 2026, and September 30, 2025, respectively.
3.Includes amounts incurred from related parties of $529 and $(2,089) for the three months ended September 30, 2026, and September 30, 2025, respectively, and $(587) and $(7,540) for the nine months ended September 30, 2026, and September 30, 2025, respectively.
4.Includes amounts incurred from related parties of $8,573 and $7,629 for the three months ended September 30, 2026, and September 30, 2025, respectively, and $24,421 and $21,565 for the nine months ended September 30, 2026, and September 30, 2025, respectively.
5.Includes amounts earned from related parties of $418 and $433 for the three months ended September 30, 2026, and September 30, 2025, respectively, and $1,210 and $1,268 for the nine months ended September 30, 2026, and September 30, 2025, respectively.

WEBTOON Entertainment Inc.
Consolidated Statements of Cash Flows
(unaudited)
(in thousands of USD)

	For the Nine Months Ended
	September 30, 2026	September 30, 2025
Operating activities:
Net income (loss)	$(30,845)	$(36,902)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for credit losses	11	274
Depreciation and amortization	21,834	24,784
Operating lease expense	7,532	7,209
Loss (gain) on foreign currency, net	2,489	(2,540)
Deferred tax benefit	1,775	(8,697)
Loss (Gain) on debt and equity securities, net	(452)	4,016
Change in severance benefit, net	2,198	1,764
(Gain) loss on equity method investments, net	(601)	(1,647)
Stock-based compensation expense	27,408	35,123
Other non-cash items	624	(7)
Changes in operating assets and liabilities
Changes in receivables	(21,121)	995
Changes in other assets	(9,319)	230
Changes in accounts payable	2,655	2,764
Changes in accrued expenses	(5,077)	(15,388)
Changes in contract liabilities	6,457	(1,856)
Changes in income tax receivable	(3,260)	(6,938)
Changes in other liabilities	(3,214)	8,095
Changes in operating lease liabilities	(7,092)	(5,507)
Other operating activities	—	(316)
Payments of severance benefits, net of cash transferred	(3,894)	(1,878)
Net cash (used in) provided by operating activities	$(11,892)	$3,578
Investing activities:
Proceeds from maturities of short-term investments	10,622	32,515
Proceeds from sale of property and equipment	136	253
Purchases of property and equipment	(7,544)	(6,984)
Purchases of debt and equity securities	(651)	(6,664)
Proceeds from loan receivables	5,449	1,379
Payment made for short-term investments	(12,888)	(17,423)
Payment made for loan receivable	(68)	(909)
Purchases of intangible assets	(7,466)	(7,168)
Purchases of equity method investments	(45,326)	—
Acquisition of businesses, net of cash	—	(148)
Other investing activities	—	120
Net cash (used in) provided by investing activities	$(57,736)	$(5,029)
Financing activities:
Proceeds from issuance of common stock related to private placement, net	32,682	—
Other financing activities	(2,340)	—
Proceeds from stock option exercise	309	1,264
Proceeds from short-term borrowings	—	143
Net cash provided by financing activities	$30,651	$1,407
Effect of exchange rate changes on cash and cash equivalents	5,609	12,217
Cash and cash equivalents:
Net (decrease) increase in cash and cash equivalents	(33,368)	12,173
Cash and cash equivalents at beginning of the period	581,806	572,402

Cash and cash equivalents at end of the period	$548,438	$584,575
Supplemental disclosure:
Income taxes paid	$10,565	$18,097
Purchase of property and equipment included in accounts payable	$745	$—
Purchase of intangible assets included in accounts payable	$48	$—
Increase in right-of-use assets recognized from new lease agreements	$4,896	$13,410
Leasehold improvements funded directly by lessor (lease incentive)	$2,919	$—

Reconciliation of Non-GAAP Measures
The following table presents a reconciliation of revenue to revenue on a constant currency basis, and ARPPU to ARPPU on a constant currency basis, respectively, for each of the periods presented.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands of USD, except percentages)	2026	2025	Change	2026	2025	Change
Total Revenue	$362,775	$378,041	(4.0%)	$1,022,112	$1,052,019	(2.8%)
Effects of foreign currency rate fluctuations	15,856	-	N/A	49,275	-	N/A
Revenue on a Constant Currency Basis	$378,631	$378,041	0.2%	$1,071,387	$1,052,019	1.8%
Revenue by Region
Korea Revenue	$169,307	$152,827	10.8%	$428,218	$396,314	8.0%
Effects of foreign currency rate fluctuations	4,070	-	N/A	17,614	-	N/A
Korea Revenue on a Constant Currency Basis	$173,377	$152,827	13.5%	$445,832	$396,314	12.5%
Japan Revenue	$147,293	$179,624	(18.0%)	$451,987	$521,763	(13.4%)
Effects of foreign currency rate fluctuations	11,784	-	N/A	31,659	-	N/A
Japan Revenue on a Constant Currency Basis	$159,077	$179,624	(11.4%)	$483,646	$521,763	(7.3%)
Rest of World Revenue	$46,175	$45,590	1.3%	$141,907	$133,942	6.0%
Effects of foreign currency rate fluctuations	-	-	N/A	-	-	N/A
Rest of World Revenue on a Constant Currency Basis	$46,175	$45,590	1.3%	$141,907	$133,942	6.0%
Paid Content Revenue	$275,514	$286,814	(3.9%)	$800,893	$821,953	(2.6%)
Effects of foreign currency rate fluctuations	14,045	-	N/A	41,601	-	N/A
Paid Content Revenue on a Constant Currency Basis	$289,559	$286,814	1.0%	$842,494	$821,953	2.5%
Advertising Revenue	$49,682	$39,367	26.2%	$136,488	$124,485	9.6%
Effects of foreign currency rate fluctuations	1,551	-	N/A	5,352	-	N/A
Advertising Revenue on a Constant Currency Basis	$51,233	$39,367	30.1%	$141,840	$124,485	13.9%
IP Adaptations Revenue	$37,579	$51,860	(27.5%)	$84,731	$105,581	(19.7%)
Effects of foreign currency rate fluctuations	259	-	N/A	2,322	-	N/A
IP Adaptations Revenue on a Constant Currency Basis	$37,838	$51,860	(27.0%)	$87,053	$105,581	(17.5%)
Paid Content Average Revenue Per Paying User ("ARPPU")
Global ARPPU	$12.3	$12.4	(0.8%)	$11.9	$12.2	(2.8%)
Effects of foreign currency rate fluctuations	0.7	-	N/A	0.6	-	N/A
Global ARPPU on a Constant Currency Basis	$13.0	$12.4	4.2%	$12.5	$12.2	2.3%
Korea Paid Content Revenue	$108,880	$88,011	23.7%	$289,290	$245,682	17.7%
Korea ARPPU	9.4	8.0	17.6%	8.5	7.8	9.1%
Effects of foreign currency rate fluctuations	0.3	-	N/A	0.4	-	N/A
Korea ARPPU on a Constant Currency Basis	$9.7	$8.0	21.1%	$8.9	$7.8	13.9%
Japan Paid Content Revenue	$134,802	$164,155	(17.9%)	$409,947	$475,632	(13.8%)
Japan ARPPU	22.3	23.6	(5.8%)	22.3	23.2	(4.0%)
Effects of foreign currency rate fluctuations	1.8	-	N/A	1.6	-	N/A
Japan ARPPU on a Constant Currency Basis	$24.0	$23.6	1.8%	$23.9	$23.2	2.8%
Rest of World Paid Content Revenue	$31,831	$34,648	(8.1%)	$101,656	$100,639	1.0%
Rest of World ARPPU	6.8	6.8	(0.2%)	6.8	6.6	2.9%
Rest of World ARPPU on a Constant Currency Basis	$6.8	$6.8	(0.2%)	$6.8	$6.6	2.9%
1ARPPU is calculated by taking Paid Content revenue and dividing it by the number of monthly paying users ("MPU") for such month, averaged over each month in the given period. ARPPU on a constant currency basis is calculated by dividing Paid Content revenue on a constant currency basis by the number of MPU for such month, averaged over each month in the given period. Where each metric is country specific, the numerator is Paid Content revenue on a constant currency basis by country and the denominator is users by country. Totals may not foot due to rounding.

The following table presents a reconciliation of net loss to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of USD, except percentages)	2026	2025	2026	2025
Net income (loss)	$(7,471)	$(11,050)	$(30,845)	$(36,902)
Interest income	(4,170)	(4,638)	(13,029)	(14,661)
Interest expense	19	2	53	6
Income tax (benefit) expense	(529)	626	9,080	2,341
Depreciation and amortization	6,493	7,940	21,834	24,784
EBITDA	$(5,658)	$(7,120)	$(12,907)	$(24,432)
Stock-based compensation expense(1)	7,678	9,625	27,408	35,123
Restructuring, advisory and legal fees(2)	1,370	2,684	3,751	5,802
(Gain) loss on fair value instruments, net(3)	(1,125)	1,640	(487)	4,016
(Gain) loss on equity method investments, net(4)	(59)	(1,709)	(601)	(1,647)
Adjusted EBITDA(5)	$2,206	$5,120	$17,164	$18,862
Net income (loss) margin	(2.1)%	(2.9)%	(3.0)%	(3.5)%
Adjusted EBITDA Margin	0.6%	1.4%	1.7%	1.8%
Weighted average shares outstanding
Basic	135,714,833	130,644,101	134,869,055	130,204,411
Diluted	135,714,833	130,644,101	134,869,055	130,204,411
Earnings (loss) per share
Basic	$(0.06)	$(0.09)	$(0.25)	$(0.30)
Diluted	$(0.06)	$(0.09)	$(0.25)	$(0.30)
Adjusted EPS(6)
Basic	$0.02	$0.04	$0.13	$0.14
Diluted	$0.02	$0.04	$0.13	$0.14
(1)Represents non-cash stock-based compensation expense related to WEBTOON’s equity incentive plan and stock-based compensation plans of NAVER Corp. and Munpia Inc., including amounts which are cash settled.
(2)Represents specific costs that are discrete to the periods presented and are not indicative of our core ongoing operations. For all periods presented, these amounts included non-routine legal and professional fees associated with the defense of the 2024 IPO related shareholder litigation, which are outside the ordinary course of business. For the three months ended September 30, 2026, these amounts also included (i) our portion of the related settlement, (ii) third-party advisory fees, including financial, tax and commercial due diligence and legal advisory fees, incurred in connection with acquisition-related transactions; and (iii) professional fees and severance costs directly related to the strategic restructuring initiative of our Wattpad business. The nine months ended September 30, 2026 also included advisory fees related to the Purchase Agreement that do not qualify as equity issuance costs, and a penalty and related professional fees, arising from a resolved regulatory matter concerning foreign exchange transaction reporting. For the three and nine months ended September 30, 2025, these amounts also included professional service fees associated with the initial implementation of Sarbanes-Oxley (“SOX”) compliance and IPO readiness.
(3)Represents unrealized net (gain) loss of financial assets measured at fair value, which include the Company's equity investments.
(4)Represents our proportionate share of recognized gains or losses associated with our investments accounted for using the equity method.
(5)Totals may not foot due to rounding.
(6)The numerator for Adjusted EPS is calculated by adjusting Net Income (Loss) by the same items in the Net Income (Loss) to Adjusted EBITDA reconciliation. The denominator for computing Adjusted EPS is the same as that used for Basic and Diluted EPS.

Contact Information
Investor Relations
Michael Pak
investor@webtoon.com
Corporate Communications
Jungyoon Cha
webtoonpress@webtoon.com